EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fisher Communications, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K/A”), I William W. Krippaehne Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Form 10-K/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 12, 2003

/s/ WILLIAM W. KRIPPAEHNE JR.
William W. Krippaehne Jr.
President and Chief Executive Officer